Exhibit 99.1

Permian Resources Announces $500.0 Million Private Placement of Additional 7.000% Senior Notes Due 2032

MIDLAND, TX—December 7, 2023—(BUSINESS WIRE)—Permian Resources Corporation (“Permian Resources”) (NYSE: PR) announced today that, subject to market conditions, Permian Resources Operating, LLC (the “Issuer”), a subsidiary of Permian Resources, intends to offer for sale in a private placement under Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), to eligible purchasers $500.0 million in aggregate principal amount of senior unsecured notes due 2032 (the “Notes”). The Notes are being offered as additional notes under the indenture dated as of September 12, 2023, as may be supplemented from time to time, pursuant to which the Issuer has previously issued $500.0 million aggregate principal amount of 7.000% Senior Notes due 2032 (the “Existing Notes”). The Notes will have substantially identical terms, other than the issue date and issue price, as the Existing Notes, and the Notes and the Existing Notes will be treated as a single series of securities under the Indenture and will vote together as a single class. The Issuer intends to use the net proceeds from this offering to repay all or a portion of the amounts outstanding under its credit facility and any remaining net proceeds for general corporate purposes.

The Notes have not been registered under the Securities Act, or any state securities laws, and, unless so registered, the Notes may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Issuer plans to offer and sell the Notes only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act and to persons outside the United States pursuant to Regulation S under the Securities Act.

This communication shall not constitute an offer to sell, or the solicitation of an offer to buy, any of the Notes, nor shall there be any sale of the Notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Permian Resources

Headquartered in Midland, Texas, Permian Resources is an independent oil and natural gas company focused on the responsible acquisition, optimization and development of high-return oil and natural gas properties. Permian Resources’ assets and operations are concentrated in the core of the Delaware Basin.

Contact:

Hays Mabry – Sr. Director, Investor Relations

Mae Herrington – Engineering Advisor, Investor Relations

(832) 240-3265

ir@permianres.com

Forward-Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact included in this press release, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this press release, the words “could,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “goal,” “plan,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Be cautioned that these forward-looking statements are subject to all of the risk and uncertainties, most of which are difficult to predict and many of which are beyond Permian Resources’ control, incident to the development, production, gathering and sale of oil and natural gas. These risks include, but are not limited to, commodity price volatility, inflation, lack of availability of drilling and production equipment and services, risks relating to the Company’s ability to realize the anticipated benefits and synergies of its merger with Earthstone Energy, Inc. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth in Permian Resources’ filings with the U.S. Securities and Exchange Commission (“SEC”), including the Registration Statement (As defined below), its Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and its subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors,” as may be updated from time to time in Permian Resources’ periodic filings with the SEC. Any forward-looking statement in this press release speaks only as of the date of this release. Permian Resources undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.